UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2026

ImmunityBio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37507	43-1979754
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3530 John Hopkins Court

San Diego, California 92121

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (844) 696-5235

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	IBRX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Amendment to Revenue Interest Purchase Agreement

On March 30, 2026, ImmunityBio, Inc. (the “Company”) entered into a Second Amendment to Revenue Interest Purchase Agreement (the “Amendment”) by and among the Company, the guarantors party thereto, the purchasers party thereto (the “Purchasers”) and Infinity SA LLC, as collateral agent and administrative agent for the Purchasers (the “Agent”), which amends that certain Revenue Interest Purchase Agreement dated as of December 29, 2023, by and among the Company, the Purchasers and the Agent (as amended, modified and supplemented prior to the date of the Amendment, the “RIPA”). Pursuant to the Amendment, the Purchasers acquired additional revenue interests (“Revenue Interests”) from the Company for a gross purchase price of $75.0 million (the “Third Payment”) paid at the closing of the Amendment.

As a result of the purchase of the additional Revenue Interests from the Company, the Purchasers have a right to receive quarterly payments (“Revenue Interest Payments”) from the Company based on net sales of the Company’s products during such quarter, which payment amount, pursuant to the Amendment, was increased to a tiered range of 5.625% to 12.50% (before funding of the Third Payment, 4.5% to 10.0%) of the Company’s net sales across the entire world, excluding the People’s Republic of China, Hong Kong and any territories controlled by the People’s Republic of China (the “Covered Territory”); provided that (a) if the aggregate Revenue Interest Payments made to the Purchasers as of the last business day of 2029 (the “Test Date”) equal or exceed $375.0 million (the “Cumulative Purchaser Payments”) as of the Test Date, the tiered revenue interest rate will be decreased to a single rate of 2.8125% (before the funding of the Third Payment, 2.25%) of the Company’s net sales in the Covered Territory, and (b) if the aggregate Revenue Interest Payments made to the Purchasers as of the Test Date do not equal or exceed the aggregate amount of Cumulative Purchaser Payments as of the Test Date, then as of and following the Test Date, the initially tiered revenue interest rate will be increased for all subsequent calendar years to a single defined rate that, had such increased rate applied to the applicable tiered rate during the period from the Closing Date through and including the Test Date, it would have resulted in the Purchasers having received aggregate Revenue Interest Payments (excluding certain payments detailed in the RIPA) in an amount equal to the Cumulative Purchaser Payments as of the Test Date.

The Purchasers’ rights to receive the Revenue Interest Payments shall terminate on the date on which the Purchasers have received Revenue Interest Payments in an aggregate amount equal to 195% of the then Cumulative Purchaser Payments, unless, in certain situations detailed in the RIPA, the RIPA is terminated prior to such date.

The proceeds of the Third Payment will be used for general corporate purposes, including payment of transaction expenses incurred in connection with the Amendment and related RIPA documentation.

The Company’s obligations under the RIPA, as amended by the Amendment, are guaranteed by certain of its subsidiaries. To secure the Company’s obligations under the RIPA, amended by the Amendment, and the subsidiary guarantors’ obligations under the guarantees, each of the Company and the subsidiary guarantors has granted a security interest in substantially all its assets, subject to certain exceptions and limitations.

The foregoing is only a brief description of the material terms of the Amendment, does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the Amendment that is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent relevant, the information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure.

On March 31, 2026, the Company issued a press release announcing the Amendment and the Partial Note Conversion described in Item 8.01 below. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated into this Item 7.01 by reference.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

Also on March 30, 2026, simultaneous with the execution of the Amendment, Nant Capital, LLC, an entity affiliated with Dr. Patrick Soon-Shiong, the Company’s Executive Chairman and Global Chief Scientific and Medical Officer, converted $25.0 million of the principal amount outstanding under that certain convertible Second Amended and Restated Promissory Note, dated December 10, 2024, as amended (the “Convertible Promissory Note”), into 4,606,596 shares of Common Stock of the Company pursuant to the terms of the Convertible Promissory Note (the “Partial Note Conversion”). Following the Partial Note Conversion, the principal amount outstanding under the Convertible Promissory Note is $480.0 million.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibit

10.1*	Second Amendment to Revenue Interest Purchase Agreement, dated as of March 30, 2026 by and among the Company, guarantors party thereto, the purchasers party thereto, and Infinity SA LLC, as collateral agent and administrative agent for the Purchasers.

99.1**	Press Release dated March 31, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Filed herewith.
**	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNITYBIO, INC.
Registrant

Date: March 31, 2026	By:	/s/ David C. Sachs
David C. Sachs
Chief Financial Officer